                                                                     EXHIBIT 4.1

                 $105,000,000 OF SENIOR SECURED NOTES DUE 2003


                         THE MAJESTIC STAR CASINO, LLC


                               PURCHASE AGREEMENT

                                                                    May 16, 1996


WASSERSTEIN PERELLA SECURITIES, INC.
31 West 52nd Street
New York, New York  10019

Ladies and Gentlemen:

     The Majestic Star Casino, LLC, a limited liability company organized and existing under the laws of Indiana (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Wasserstein Perella Securities, Inc. (the "Initial Purchaser") an aggregate of $105,000,000 of its Senior Secured Notes due 2003 (the "Senior Notes").

     The Senior Notes will be issued pursuant to an Indenture dated as of May 22, 1996 (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Senior Notes will bear interest at 12-3/4% per annum plus contingent interest as described in the Indenture. The holders of the Senior Notes will be entitled to certain registration rights provided under a Registration Rights Agreement to be dated as of May 22, 1996 (the "Registration Rights Agreement") between the Company and the Initial Purchaser.

     The Company has prepared a preliminary offering memorandum dated April 30, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum (the "Offering Memorandum") dated the date hereof relating to and summarizing the terms of the Senior Notes. It is also contemplated that the Senior Notes will be secured by or have the benefit of the provisions of the BDI Pledge Agreement, the BHR Pledge Agreement, the Cash Collateral and Disbursement Agreement, the Security Agreement and the Trademark Security Agreement (each as defined in the Offering Memorandum and collectively referred to herein as the "Collateral Documents").

     None of the Senior Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such securities are being sold in reliance on exemptions from or in transactions not subject to the registration requirements of the Securities Act, including sales (i) to institutional "accredited investors" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act); (ii) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act or (iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act.

     1. Representations and Warranties of the Company.

     The Company represents and warrants to, and agrees with, the Initial Purchaser that:

     (a) The Offering Memorandum, as of the date hereof, and as of the Closing Date (as defined herein) is and will be accurate in all material respects and does not and will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in the order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a) with respect to any information contained in or omitted from the Offering Memorandum or any amendment thereof or supplement thereto furnished in writing to the Company by the Initial Purchaser expressly for use in the Offering Memorandum.

     (b) Coopers & Lybrand L.L.P. who has expressed their opinion with respect to the financial statements for the period ended December 31, 1995 included in the Offering Memorandum are independent accountants as required by the Securities Act and the rules and regulations thereunder (the "Rules and Regulations").

     (c) The annual audited financial statements of the Company included in the Offering Memorandum present fairly the financial position of the Company, as of the respective dates of such financial statements, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, as certified by the independent accountants named in subsection 1(b). The selected financial data set forth in the Offering Memorandum under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Offering Memorandum. The unaudited interim financial statements of the Company included in the Offering Memorandum present fairly the financial position of the Company, as of the date of such financial statements, and the results of operations and changes in financial position of the Company for the period covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis subject to the limitations expressed in footnote 1 thereto.

     (d) The forecasts and projections contained in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

     (e) Subsequent to the dates as of which information is given in the Offering Memorandum, except as set forth therein, there has been no material adverse change or any development which might reasonably be expected to result in any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Offering Memorandum, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations undertaken in the ordinary course of business or which are reflected in the Offering Memorandum.

     (f) The Company has the full legal right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed by the Company in furtherance of the transactions contemplated hereby, including without limitation, the Indenture, the Senior Notes, the Registration Rights Agreement and the Collateral Documents to be executed by the Company (collectively, the "Transaction

Documents"), and to consummate the transactions contemplated hereby and thereby.

     (g) The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not, (i) except as disclosed in the Offering Memorandum, (ii) except for the consent of the Indiana Gaming Commission ("IGC") which consent has been obtained (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement, instrument, franchise, license or permit to which the Company is a party or by which its properties or assets may be bound or (B) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its properties or assets. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and by the Offering Memorandum do not and will not violate or conflict with any provision of the articles of organization or operating agreement of the Company as currently in effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body applicable to the Company or any of its properties or assets is required for the execution, delivery and performance of this agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Senior Notes to be issued, sold and delivered by the Company hereunder except such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Senior Notes by the Initial Purchaser.

     (h) The Company had, as of March 31, 1996, an authorized and outstanding capitalization as set forth in the Offering Memorandum and the capital of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum.

     (i) The Company does not own or control, directly or indirectly, any corporation, association or other entity except that the Company does have a 50% ownership interest in Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company ("Buffington Harbor, L.L.C."). The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of Indiana. The Company is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company or result in any material adverse change or any development involving a material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted as described in the Offering Memorandum except where the failure to possess such requisite power and authority, or the necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits, would not have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum.

     (j) Except as described in the Offering Memorandum, there is no litigation or governmental proceeding to which the Company or Buffington Harbor, L.L.C. is a party or to which any property of the Company or Buffington Harbor, L.L.C. is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or Buffington Harbor, L.L.C. which might reasonably be expected to result in any material adverse change in the business, properties, operations, condition (financial or other) or, results of operations of the Company.

     (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Senior Notes to facilitate the sale or resale of the Senior Notes.

     (l) The Company is not (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

     (m) None of the Company, any of its affiliates or any person acting on its behalf (excluding the Initial Purchaser, as to which no representation is made) has engaged in any "directed selling efforts" (as such term is defined in Regulation S of the Securities Act) in the United States with respect to the Notes and (ii) each of the Company and any of its affiliates and any person acting on behalf of any of them (other than the Initial Purchaser and its affiliates, as to whom the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

     (n) None of the Company, any of its affiliates or any person authorized to act on its behalf (excluding the Initial Purchaser, as to which no representation is made) has engaged in any form of general solicitation or general advertising (as such terms are defined in Rule 502(c) under the Securities Act).

     (o) None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person authorized to act on its behalf (excluding the Initial Purchaser, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) of the Company in a manner which would require registration under the Securities Act.

     (p) The Senior Notes are eligible for resale pursuant to Rule 144A and, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (q) The Company is in compliance in all material respects with the Certificate of Suitability issued by the IGC and all applicable rules, regulations and orders of the IGC. The Company is taking all requisite steps to procure a gaming license from the IGC.

     (r) Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Senior Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     (s) The Company does not have any material liabilities or obligations ("Liabilities"), except (i) as reflected or reserved against in the balance sheets of the Company included in financial statements for the periods ended December 31, 1995 and March 31, 1996, and not heretofore discharged, (ii) as specifically disclosed or specifically contemplated in the Offering Memorandum or (iii) liabilities incurred in the ordinary course of business since December 31, 1995.

     (t) Except as disclosed in the Offering Memorandum, and except as to defaults which individually or in the aggregate would not be material to the Company, the Company is not in violation or default of any provision of its articles of organization, operating agreement, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

     (u) The Company is in compliance, and has complied in all material respects, at all times during its existence, and all transactions involving the issuance, offer, placement and sale, pursuant to the terms of the Transaction Documents, of the Notes comply, in all material respects, with all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States and all other countries and subdivisions thereof (the "Laws") to the extent applicable other than violations which would not have a material adverse effect on the Company. The Company has not received notice within the past three (3) years of any violations of any Laws, which violations would be material to the Company. Except as disclosed in the Offering Memorandum, the Company and Buffington Harbor L.L.C. have all material licenses, franchises, permits, certificates and other approvals or authorizations from all regulatory officials and bodies that are necessary to the conduct of their respective businesses and to the ownership or lease of their respective properties as described or contemplated in the Offering Memorandum.

     (v) The Company and Buffington Harbor, L.L.C. are each in compliance with any and all Laws relating to the environment or health and safety except where a failure is not reasonably likely to be material and adverse to the validity or enforceability of any of the Transaction Documents or the businesses, assets, financial condition or results of operations of the Company or Buffington Harbor, L.L.C. Except as disclosed in the Offering Memorandum, there exists no fact, and no event has occurred, which has or is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or Buffington Harbor, L.L.C. arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including, without limitation, any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Law) or any violation of any Law relating to the environment.

     (w) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (x) The Senior Notes have been duly and validly authorized by the Company, and the Senior Notes, when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Senior Notes, when executed, authenticated, issued and delivered as provided in the Indenture, will conform in all material respects to the description thereof contained in the Offering Memorandum.

     (y) The notes to be issued under the Indenture in exchange for the Senior Notes (the "Senior Exchange Notes") have been duly and validly authorized for issuance by the Company, and when authenticated by the Trustee and issued and delivered in accordance with the exchange offer and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Senior Exchange Notes, when executed, authenticated, issued and delivered as provided in the Indenture and exchange offer will conform in all material respects to the description thereof contained in the Offering Memorandum.

     (z) The Indenture has been duly and validly authorized by the Company, and the Indenture, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Indenture, when executed and delivered by the Company and the Trustee, will conform in all material respects to the description thereof contained in the Offering Memorandum.

     (aa) The Registration Rights Agreement has been duly and validly authorized by the Company, and the Registration Rights Agreement, when executed and delivered by the Company and the Initial Purchaser, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Registration Rights Agreement, when executed and delivered by the Company and the Initial Purchaser, will conform in all material respects to the description thereof contained in the Offering Memorandum.

     (bb) The Collateral Documents to be executed by the Company or Barden Development, Inc., an Indiana corporation and manager of the Company ("Barden Development"), when executed and delivered by the Company, Barden Development and the other parties thereto, will constitute valid and binding obligations of the Company or Barden Development, as the case may be, enforceable against the Company or Barden Development, as the case may be, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Collateral Documents, when executed and delivered by the parties thereto, will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (cc) All of the outstanding membership interests in the Company are duly and validly authorized and issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued and are not now in violation of or subject to any preemptive rights. Except as disclosed in or contemplated by the Offering Memorandum, the financial statements of the Company, and the related notes thereto, included in the Offering Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, membership interests or any such options, rights, convertible securities or obligations.

     (dd) No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Senior Notes by the Company pursuant to this Agreement. No security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Act, except as contemplated by the Registration Rights Agreement.

     (ee) When issued, the Senior Notes will rank pari passu in right of payment with all of the Company's other unsubordinated indebtedness for borrowed money.

     (ff) The Company has legal and valid title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Offering Memorandum), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Offering Memorandum), (ii) those which are not material in amount or do not adversely affect the use made and proposed to be made of such property by the Company or (iii) Permitted Liens (as defined in the Indenture). The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the

Company. Except as disclosed in the Offering Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted.

     (gg) Except as disclosed in or specifically contemplated by the Offering Memorandum, the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company; and the Company has no knowledge of any material infringement by it of trademark, trade name, patent, copyright, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company.

     (hh) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company which could materially and adversely affect the business, operations or properties of the Company.

     (ii) The Company and Buffington Harbor, L.L.C. each maintains insurance of the types and in the amounts generally deemed adequate for its business against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (jj) To the knowledge of the Company, the Company has not at any time (i) made any unlawful contribution to any candidate for office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state or local governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (kk) Except as disclosed or specifically contemplated by the Offering Memorandum, Buffington Harbor, L.L.C. has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted or proposed to be conducted as described in the Offering Memorandum except where the failure to possess such requisite power and authority would not have a material adverse effect on the business, properties, operation, creditor (financial or other) or results of operations of Buffington Harbor, L.L.C., and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum. The consummation of the transactions contemplated by the Offering Memorandum would not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Buffington Harbor, L.L.C. pursuant to any agreement, instrument, franchise, license or permit to which Buffington Harbor, L.L.C. is a party or by which its properties or assets may be bound or (B) violate or conflict with any judgment, decree, order, statute, rule or regulation or any court of any public, governmental or regulatory agency or body applicable to Buffington Harbor, L.L.C. or any of its properties or assets.

     (ll) Buffington Harbor, L.L.C. has legal and valid title to all real properties and has legal and valid title to all personal properties purported to the owned by Buffington Harbor, L.L.C. in each case free and clear of any security interest, lien, charge, or encumbrance except those which are incurred in the ordinary course of business which do not individually or in the aggregate materially interfere with the use made or proposed to be made of such properties.

     (mm) The First Amended and Restated Operating Agreement of Buffington Harbor, L.L.C. between the Company and Trump Indiana, Inc. dated as of October 31, 1995, as amended, the Berthing Agreement dated April 23, 1996 between the Company and Buffington Harbor, L.L.C., and the Development Agreement dated as of March 26, 1996 between the Company and the City of Gary, Indiana (collectively, the "Project Documents") have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of when such enforcement may be sought in a proceeding in equity or at law). The Project Documents are in full force and effect and conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (nn) The Company does not intend to, not does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The assets of the Company do not constitute unreasonably small capital to carry out the business of the Company, as conducted or as proposed to be conducted. Upon the issuance of the Senior Notes, the assets of the Company will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability.

     (oo) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Senior Notes, prevents or suspends the use of any Preliminary Offering Memorandum or the Offering Memorandum, or suspends the sale of the Senior Notes in any jurisdiction referred to in Section 4(c) hereof; no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company that would prevent or suspend the issuance or sale of the Senior Notes or the use of any Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction referred to in
Section 4(c) hereof; no action, suit or proceeding is pending or threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Senior Notes or in any manner draw into question the validity of the Transaction Documents, the Project Documents or the Senior Notes; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Offering Memorandum or otherwise) has been complied with.

     (pp) All roads, easements and rights of way necessary for the full utilization of and access to the vessel to be operated by the Company and the conduct of its business have been completed or the necessary steps have been taken by the Company to assure the complete construction and installation hereof as contemplated in the Offering Memorandum. All utility services necessary for the operation of the business of the Company will be available at the scheduled time for commencent of operation of the vessel to be operated by the Company.

     (qq) The Initial Purchaser has been furnished with a copy of the material plans and specifications for the construction of the improvements at Buffington Harbor, the equipment of the chartered vessel and other necessary capital expenditures, except those associated with the Permanent Vessel. Such plans and specifications are satisfactory to the Company. The anticipated cost of such improvements (including interest, legal, architectural, engineering, planning, zoning and other similar costs) does not exceed the amount set forth under the caption "Use of Proceeds" in the Offering Memorandum. The Company is not aware of any material defects in such improvements.

     2. Purchase, Sale and Delivery of the Senior Notes. (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company $105,000,000 principal amount of Senior Notes in the amount set forth on Schedule 1 hereto at a purchase price equal to 96.9301% of their principal amount plus accrued interest, if any.

     (b) Payment of the purchase price for, and delivery of, the Senior Notes shall be made at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 9:30 a.m. (New York City time) unless postponed in accordance with Section 9 hereof on May 22, 1996 or such other time and date as shall be mutually agreed between the Company and the Initial Purchaser (such time and date of such payment and delivery being herein called the "Closing Date"). At or prior to the Closing Date, the Company shall execute and deliver for authentication one or more certificates in global or definitive form for the Senior Notes in such denominations and registered in such names as the Initial Purchaser requests upon notice to the Company at least two business days prior to the Closing Date. Against such delivery of the Senior Notes, the Initial Purchaser shall pay or cause to be paid to the Company the purchase price for the Senior Notes. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company. The Initial Purchaser shall have the right to deduct from the purchase price payable to the Company hereunder the selling concession and any expenses payable pursuant to the Letter Agreement dated February 27, 1996 among the Company, Barden Development and the Initial Purchaser.

     (c) The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act; (ii) has not and will not solicit offers for, or offer or sell, Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the Securities Act; and (iii) will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Senior Notes contemplated hereby.

     3. Subsequent Offers and Resales of the Senior Notes.

     The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and resale by the Initial Purchaser of the Senior Notes:

     (a) Offers and sales of the Senior Notes will be made by the Initial Purchaser only (i) to institutional investors that are reasonably believed to qualify as accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities

Act) (each such institutional investor being hereinafter referred to as an "institutional accredited investor") or, (ii) in the case of Senior Notes resold or otherwise transferred pursuant to Rule 144A under the Securities Act, to institutional investors that are reasonably believed to qualify as "qualified institutional buyers" (as therein defined) (each such institutional investor being hereinafter referred to as a "qualified institutional buyer") or
(iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act, in transactions meeting the requirements of Regulation S.

     (b) The Senior Notes will be offered by the Initial Purchaser only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) will be used in connection with the offering of the Senior Notes.

     (c) In the case of a non-bank purchaser of a Senior Note acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the Initial Purchaser, be an institutional accredited investor or a non-U.S. person outside the United States.

     (d) In connection with sales outside the United States, the Initial Purchaser agrees that it will not offer, sell or deliver Senior Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or last closing date with respect to the Senior Notes, to, or for the account or benefit of, U.S. persons. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts with respect to the Senior Notes, and further that each such person has complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act. The Initial Purchaser also agrees that, at or prior to confirmation of sale of the Senior Notes, it will send to each dealer to which it sells Senior Notes during the restricted period a confirmation or other notice setting forth the restrictions on offers, sales and deliveries of the Senior Notes within the United States or to, or for the account or benefit of U.S. persons.

     (e) The Initial Purchaser agrees that (i) it has not offered or sold (and will not, for so long as Part III of the Companies Act 1985 remains in force in relation to Notes which are not listed on the London Stock Exchange, offer or sell) any Senior Notes, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect of anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Senior Notes to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended).

     (f) The Initial Purchaser agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Senior Notes in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and in compliance with other applicable requirements of Japanese Law.

     (g) The Initial Purchaser agrees that it will not offer or sell any Senior Notes directly or indirectly in any province of Canada except in compliance with all requirements of applicable securities laws.

     (h) No sale of the Senior Notes to any one purchaser will be for less than $250,000 principal amount, and no Senior Note will be issued in a smaller principal amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $250,000 principal amount of the Senior Notes.

     (i) The transfer restrictions and the other provisions set forth in the Indenture, including the legend required thereby, shall apply to the Senior Notes except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Senior Notes by the Initial Purchaser to subsequent purchasers (the "Subsequent Purchasers") pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Senior Notes.

     (j) The Initial Purchaser will deliver to each purchaser of the Senior Notes from the Initial Purchaser, in connection with its original distribution of the Senior Notes, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (k) In connection with its original distribution of the Senior Notes, the Company agrees that, prior to any offer or resale of the Senior Notes by the Initial Purchaser, the Initial Purchaser and Counsel for the Initial Purchaser shall have the right to make reasonable due diligence inquiries into the business of the Company. The Company also agrees to provide answers to questions from each prospective Subsequent Purchaser concerning the Company (to the extent that such information is available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Senior Notes, as provided in the Offering Memorandum.

     4. Convenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

     (a) If at any time prior to the Closing Date any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would in the judgment of the Initial Purchaser or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Initial Purchaser promptly and prepare and deliver to the Initial Purchaser an amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission.

     (b) The Company will promptly deliver to the Initial Purchaser such number of copies of the Offering Memorandum and all amendments of and supplements thereto as the Initial Purchaser may reasonably request.

     (c) The Company will endeavor in good faith, in cooperation with the Initial Purchaser, to qualify the Senior Notes for offering and sale under the securities laws relating to the offering or sale of the Senior Notes in such jurisdictions as the Initial Purchaser may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

     (d) The Company will apply the proceeds from the sale of the Senior Notes as set forth under "Use of Proceeds" in the Offering Memorandum. The Company will comply with the provisions of the Collateral Documents concerning disbursement of funds.

     (e) The Company will use its best efforts to cause the Senior Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc., relating to trading in the PORTAL market.

     (f) During the period of 90 days from the date hereof, the Company will not, without prior written consent of the Initial Purchaser or as permitted in the Indenture, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any debt securities in any such case for cash, other than the Company's sale of Senior Notes hereunder.

     (g) None of the Company, its affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf (other than the Initial Purchaser and its affiliates) will solicit any offer to buy or offer or sell the Senior Notes by means of any form of general solicitation or general advertising

(as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (h) None of the Company, its affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company in a manner that would require the registration of the Senior Notes under the Securities Act.

     (i) During the period from the Closing Date to three years after the Closing Date, the Company and its Subsidiaries will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Senior Notes that have been reacquired by them, except for Senior Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     (j) None of the Company, its affiliates and any person acting on their behalf (other than the Initial Purchaser) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Senior Notes sold pursuant to Regulation S, and the Company and its affiliates and each person acting on their behalf (other than the Initial Purchaser) will comply with the offering restrictions of Regulation S with respect to those Senior Notes sold pursuant thereto.

     (k) The Company will, so long as the Senior Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Senior Notes and prospective purchasers of the Senior Notes designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Senior Notes.

     (l) The Company will, if requested by the Initial Purchaser, use its best efforts on cooperation with the Initial

Purchaser to permit the Senior Notes to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

     (m) Each of the Senior Notes will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after such Senior Note is resold pursuant to a registration statement effective under the Securities Act.

     5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Offering Memorandum and any amendments or supplements thereto (including, without limitation, fees and expenses of the Initial Purchaser's counsel and the Company's accountants and counsel), the Transaction Documents (including this Agreement) and all other documents related to the offering of the Senior Notes (including those supplied to the Initial Purchaser in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Senior Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the qualification of the Senior Notes under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Initial Purchaser and such counsel's disbursements and expenses in relation thereto, (iv) the cost of printing the Senior Notes, (v) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent and (vi) the cost and charges of DTC, Euroclear and CEDEL.

     6. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Senior Notes as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Sidley & Austin ("Initial Purchaser's Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

           (a) At the Closing Date you shall have received the opinion of Dykema Gossett PLLC, counsel for the Company, addressed to the Initial Purchaser and dated the Closing Date, to the effect that:

           (1) The Company has been duly formed and is existing as a limited liability company in good standing under the laws of its jurisdiction of formation and is duly qualified to do business as a foreign limited liability company and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company taken as a whole. The Company has all requisite power and authority to own, lease and license its respective properties and conduct its business as described in the Offering Memorandum;

           (2) The Company has the requisite power and authority to enter into this Agreement and to sell and deliver the Senior Notes to the Initial Purchaser; this Agreement has been duly authorized, executed and delivered by or on behalf of the Company; and no approval, authorization, order or consent of any court or governmental authority or agency is required under the laws of State of Indiana or the United States of America in connection with the transactions contemplated by this Agreement, except such as have been obtained or made or as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Senior Notes by the Initial Purchaser;

           (3) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company is a party or by which the Company or its properties or assets may be bound or (B) violate or conflict with any provision of the articles of organization or operating agreement of the Company, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body in the United States or any other country having jurisdiction over the Company or any of its properties or assets;

           (4) The Senior Notes have been duly authorized by requisite action on the part of the Company, and the Senior Notes, when executed, paid for by (assuming they have been duly authenticated in accordance with the terms of the indenture) and delivered to the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits provided for by the Indenture, except that enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law);

           (5) The Senior Exchange Notes have been duly and validly authorized for issuance by the Company, and when authenticated by the Trustee and issued and delivered in accordance with the exchange offer and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law);

           (6) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforcement may be subject to or limited by
      (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law);

           (7) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchaser) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (a) enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (b) the indemnification and contribution provisions contained in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws;

           (8) The Collateral Documents and the Project Documents have been duly authorized, executed and delivered by the Company or Barden Development and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding obligations of the Company or Barden Development, as the case may be, enforceable against the Company or Barden Development, as the case may be, except that enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

           (9) The Collateral Agreements are effective to create valid security interests in favor of the Trustee or the Collateral Agent in the collateral defined in such agreements to secure the Senior Notes and the other obligations set forth therein.

           (10) Based upon such counsel's understanding that the UCC Financing Statements will be filed in the offices indicated thereon, upon such filings there will be created under the Security Agreement and the Trademark Security Agreement, and the Company will have granted to the Trustee for the benefit of the Holders, an enforceable and perfected security interest in all of the Company's chattel paper and general intangibles and other property (with the exception of those items explicitly excluded from the Collateral under the Security Agreement) and all of the Borrower's inventory and equipment located or deemed located in the State of Indiana, in each case to the extent a security interest therein may be perfected by filing.

           (11) Based upon such counsel's understanding that (a) the UCC Financing Statements will be filed in the offices indicated thereon and
      (b) the pledges of limited liability company interests will be registered to the Trustee in the records of the Company and the BHR Joint Venture, upon such filings and registrations there will be created under the BHR Pledge Agreement and the BDI Pledge Agreement, and each of the Company and Barden Development, respectively, will have granted to the Trustee, for the benefit of the Holders, an enforceable and perfected security interest in all of the Company's and Barden Development's right, title and interest in and to all of the pledged collateral under the BHR Pledge Agreement and the BDI Pledge Agreement.

           (12) The summary of the provisions of the contracts and agreements summarized in the Offering Memorandum under the captions "Description of Senior Notes" and "Material Agreements", fairly and accurately summarize such matters in all material respects;

           (13) The information in the Offering Memorandum under each of the headings "Regulation" and "Material

      Federal Income Tax Considerations," insofar as it purports to constitute a summary of matters of law referred to therein, fairly and accurately summarizes such matters in all material respects;

           (14) It is not necessary in connection with (a) the offer, sale and delivery of the Senior Notes to the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum or (b) the initial resale of the Senior Notes by the Initial Purchaser in the manner contemplated in the Purchase Agreement and the Offering Memorandum to (i) register the Senior Notes under the Securities Act, it being understood that no opinion need be expressed as to any subsequent resale of any Senior Note, or (ii) qualify the Indenture under the Trust Indenture Act of 1939, as amended. In rendering the opinion set forth in this paragraph, such counsel may assume without independent investigation
      (1) the accuracy of the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement and of the Initial Purchaser in Section 2 of the Purchase Agreement, (2) the compliance of the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum, (3) the due performance by the Company of the covenants and agreements set forth in Sections 4(h) and 4(j) of the Purchase Agreement, (4) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchaser initially resells Senior Notes and (5) that purchasers to whom the Initial Purchaser initially resells Senior Notes receive a copy of the Offering Memorandum prior to such sale;

           (15) To counsel's knowledge there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company, which is material to the Company which has not been properly disclosed in the Offering Memorandum;

           (16) Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Initial Purchaser and representatives of the Initial Purchaser's Counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has made no independent check or verification thereof (other than to the extent specified in paragraphs 7 and 8 above), on the basis of the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included therein or excluded therefrom); and

           (17) Counsel shall also render an opinion as to such other matters as the Initial Purchaser or its legal counsel may reasonably request.

     In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Initial Purchaser's counsel) of other counsel reasonably acceptable to Initial Purchaser's Counsel, familiar with the applicable laws; (ii) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company or Barden Development and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Initial Purchaser's counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in his opinion, you and the Initial Purchaser's Counsel are justified in relying thereon.

     (b) All proceedings taken in connection with the sale of the Senior Notes as herein contemplated shall be satisfactory in form and substance to you and to Initial Purchaser's Counsel, and the Initial Purchaser shall have received from said Initial Purchaser's Counsel a favorable opinion, dated the Closing Date with respect to the issuance and sale of the Senior Notes, the Offering Memorandum and such other related matters as you may reasonably require, and the Company shall have furnished to Initial Purchaser's Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (c) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the respective dates as of which information is given in the Offering Memorandum, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Offering Memorandum.

     (d) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Coopers & Lybrand, L.L.P., independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser.

     (e) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser or the Initial Purchaser's counsel such further information, certificates and documents as the Initial Purchaser or the Initial Purchaser's counsel may reasonably request.

     (f) At the Closing Date, the Senior Notes shall have been approved for quotation in the PORTAL market.

     (g) The Company, Barden Development and Buffington Harbor, L.L.C. shall have executed and delivered the Transaction Documents and Project Documents and the Initial Purchaser shall have received counterparts, conformed as executed, thereof. The Transaction Documents and the Project Documents shall be in full force and effect. The Company shall have received the requisite governmental and regulatory approval in connection with each of the Transaction Documents and Project Documents and the transactions contemplated by the Offering Memorandum to be completed on or before the Closing Date.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to the Initial Purchaser's Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and to the Initial Purchaser's Counsel, all obligations of the Initial Purchaser hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice or such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

     7. Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under applicable law; and will reimburse the Initial Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein; and provided, further, that this indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Notes, or any person controlling the Initial Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchaser to such person, if such is required by law, at or prior to the written confirmation of the sale of such Senior Notes to such person and if the Offering Memorandum (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

     (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, the Company's Manager, each of the officers of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein and will reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the selling concession applicable to the Senior Notes purchased by the Initial Purchaser hereunder. This indemnity will be in addition to any liability which the Initial Purchaser may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the first paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitutes the only information furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Offering Memorandum or amendment thereof or supplement thereto, as the case may be.

     (c) Promptly after receipt by an indemnified party, under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party, promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.
Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (and any local counsel) for all indemnified parties and that all such fees and expenses of counsel shall be reimbursed as they are incurred.
Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held by a court to be unavailable to any indemnifying party, the Company and the Initial Purchaser shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, labilities and expenses suffered by the Company any contribution received by the Company from persons other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers and managers of the Company) as incurred to which the Company and one or more of the Initial Purchaser may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Initial Purchaser from the offering of the Senior Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchaser shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of selling concessions but before deducting expenses) received by the Company and (y) the selling concessions received by the Initial Purchaser respectively. The relative fault of the Company and of the Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the selling concession applicable to the Notes purchased by the Initial Purchaser hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold hereunder and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer and each manager of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

     9. Default by the Initial Purchaser. If the Initial Purchaser shall fail at Closing Date to purchase the Senior Notes it is obligated to purchase under this Agreement, then this

Agreement shall terminate subject to the provisions of Section 10 hereof. Nothing in this Section shall relieve the Initial Purchaser from its liability to reimburse the Company for its costs, expenses and damages resulting from Initial Purchaser's default.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchaser and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or on behalf of the Company, any of its officers and managers or any controlling person thereof, and shall survive delivery of and payment for the Senior Notes to and by the Initial Purchaser. The representations contained in Sections 1 and 2(c) and the agreements contained in Sections 5, 7, 8 and 11(c) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11. Termination.

     (a) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt the United States or international securities markets; or (B) if trading on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; or (C) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the sale of the Senior Notes shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms contemplated by the Offering Memorandum.

     (b) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

     (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to section 9 (b) or 11 (a) hereof), or if the sale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of its counsel), incurred by the Initial Purchaser in connection herewith.

     12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to Wasserstein, Perella Securities, Inc. 31 West 52nd Street, New York, New York 10019-6163, Attention: Andrew Schupak; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243,
Attention: Vice President and Chief Financial Officer.

     13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser and the Company and the controlling persons, directors, managers, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchaser.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.





                         [SIGNATURES ON FOLLOWING PAGE]

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    THE MAJESTIC STAR CASINO, LLC

                                    By:  Barden Development, Inc.



                                    By: Don H. Barden
                                        --------------------------
                                        Name: Don H. Barden
                                        Title: President




Accepted as of the date first above written

WASSERSTEIN PERELLA SECURITIES, INC.


By: James C. Kingsley

                                                                SCHEDULE 1


Initial Purchaser                                   Principal Amount
- -----------------                                   ----------------

Wesserstein Perella Securities, Inc.                $105,000,000